                                                                    Exhibit 4.04

No. W______                                           VOID AFTER _________, 2001



                                    WARRANTS

                       REDEEMABLE WARRANT CERTIFICATE TO
                       PURCHASE ONE SHARE OF COMMON STOCK

                              ISONICS CORPORATION

                                                             CUSIP # 464895 11 9
                                                                     ----------

THIS CERTIFIES THAT, FOR VALUE RECEIVED

or its registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, no par value per share, of Isonics Corporation, a California corporation (the "Company"), at any time commencing one year after the date of the Prospectus (the "Initial Warrant Exercise Date"), and the earlier to occur of the Expiration Date (as hereinafter defined) and the Redemption Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $4.00 per share, subject to adjustment (the "Exercise Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated September __, 1997, by and between the Company and Monroe Parker Securities, Inc. (the "Underwriter") and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof

                                   EXH. A-1
and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on (i) the date which is three (3) years after the Initial Warrant Exercise Date; or (ii) the date fixed for redemption hereof, whichever date is earlier. If each such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is neither a holiday nor a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant; provided however, that (i) if at the time of exercise of any of the Warrants, the Company does not have in place an effective registration statement or is otherwise, in the good faith determination of the Board of Directors of the-Company, precluded by applicable laws from issuing the shares of Common Stock issuable upon such exercise, the Company may, in lieu of issuance of those shares, elect to redeem the Warrants duly surrendered for exercise for a price per Warrant equal to the difference between the Market Price (as defined below) of a share of Common Stock on the date of such submission and the Exercise Price, and in the event of such redemption, the Company will pay to the Registered Holder the above-described redemption price in cash within ten (10) business days after receipt of notice from the Warrant Agent that such Warrants have been submitted for exercise; and (ii) if the Market Price of the Common Stock is less than the Exercise Price, then the Company need not take such actions to file a registration statement (or a post-effective amendment to a registration statement) with respect to the issuance of Common Stock upon exercise of the Warrants until such time as the Company has been subject to the requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended, for a period of at least twelve calendar months immediately preceding the filing of the registration statement. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     The term "Market Price" shall mean (i) the last reported sale price on the date of the event to which such market price relates, or, in case no such reported sale takes place on such day, the average of the last reported sales prices for the last three (3) trading days before such date, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq National Market or the Nasdaq SmallCap Market, (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by Nasdaq National Market or the Nasdaq SmallCap Market, the average closing bid price as furnished by the Nasdaq Quotation Bureau, Inc. or similar organization if the Nasdaq Quotation Bureau, Inc. is no longer reporting such information, or (iii) if the Common Stock is neither admitted to trading on a national securities exchange nor quoted on the Nasdaq National Market nor the Nasdaq

                                   EXH. A-2

SmallCap Market, nor quoted by over-the-counter trading, then as determined in good faith (using customary valuation methods) by the Board of Directors of the Company which determination shall be evidenced by a resolution of the Board of Directors and based on the best information available to it.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.10 per Warrant, at any time eighteen (18) months after the date of the Prospectus, provided that the last closing sale price for the Common Stock as reported by the Nasdaq SmallCap Market, if the Common Stock is then traded on the Nasdaq SmallCap Market (or the last closing sale price, if the Common Stock is then traded on the Nasdaq National Market or a national securities exchange), shall have equaled or exceeded $8.50 (250% of the initial public offering price) per share for at least twenty (20) consecutive trading days ending on the third day prior to the date on which the Notice of Redemption, as defined below, is given (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption (the "Notice of Redemption") shall be given not later than the thirtieth (30th) day before the date fixed for redemption, or as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants except to receive the $.10 per Warrant upon surrender of this Warrant Certificate.

     Upon certain circumstances, the Underwriter may be entitled to receive an aggregate of five percent (5%) of the Exercise Price of the Warrants represented hereby.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and the Company's right so to treat the Registered Holder shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

                                   EXH. A-3

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of California without reference to conflict of laws or choice of law principles.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers "thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:

[SEAL]                        ISONICS CORPORATION

                              By:___________________________
                              Name: James E. Alexander
                              Title: President and Chief Executive Officer



                              By:___________________________
                              Name: Paul J. Catuna
                              Title: Secretary


COUNTERSIGNED:

_____________________
as Warrant Agent

By:
   Authorized Officer

                                   EXH. A-4

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

     The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

_______________________________

_______________________________

_______________________________
(please print or type name and address)

and be delivered to

_______________________________

_______________________________

_______________________________
(please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                                   EXH. A-5

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ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

_________________________________

_________________________________

_________________________________

_________________________________
(please print or type name and address)

________________________________________________________________ of the Warrants
represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ____________________________________Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________

 __________________________________
                                                        Signature Guaranteed

 __________________________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                                   EXH. A-6